Exhibit 21.1

Rexnord LLC

List of Subsidiaries

Name	Place of Incorporation
Environmental Energy Company	California
HL Capital Corp.	California
Zurnacq of California, Inc.	California
Zurn Constructors, Inc.	California
Sanitary-Dash Manufacturing, Inc.	Connecticut
The Falk Service Corporation	Delaware
PT Components, Inc.	Delaware
RBS Acquisition Corporation	Delaware
RBS China Holdings, L.L.C.	Delaware
Rexnord Funding, LLC	Delaware
Rexnord Industries, LLC	Delaware
Rexnord International Inc.	Delaware
W.M. Berg Inc.	Delaware
Rexnord-Zurn Holdings, Inc.	Delaware
OEI, Inc.	Delaware
OEP, Inc.	Delaware
Krikles, Inc.	Delaware
Krikles Europe U.S.A. Inc.	Delaware
Krikles Canada U.S.A. Inc.	Delaware
Zurco, Inc.	Delaware
Zurn International, Inc.	Delaware
Zurn Industries, LLC	Delaware
Zurn PEX, Inc.	Delaware
USI Atlantic Corp.	Delaware
GA Industries Holding, LLC	Delaware
Gary Concrete Products, Inc.	Georgia
Prager Incorporated	Louisiana
Rodney Hunt Company, Inc.	Massachusetts
Fontaine USA Inc.	New Hampshire
GA Industries, LLC	Pennsylvania
Zurn EPC Services, Inc.	Washington

Name	Place of Incorporation
Falk Australia Pty Ltd.	Australia
Rexnord Australia Pty Ltd.	Australia
Rexnord NV	Belgium
Rexnord Correntes Ltda	Brazil
Rexnord do Brasil Industrial Ltda	Brazil
Falk Canada Inc.	Canada
Rexnord Canada Ltd.	Canada
Zurn Industries Limited	Canada
Fontaine Industries Ltd.	Canada
Fontaine-Alliance Inc.	Canada
Fontaine International Corp.	Canada
H. Fontaine Ltd.	Canada
Societe Immobiliere Fontaine-Alliance (SIFA) Inc.	Canada
Zurn Asia Holding Ltd.	Cayman Islands
Rexnord Chile Commercial Limitada	Chile
Changzhou Rexnord Transmission Co Ltd.	China
Falk Shanghai Co., Ltd.	China
Rexnord Conveyor Products (Wuxi) Co. Ltd.	China
Rexnord Hong Kong Holdings Ltd.	China
Shanghai Dalong Chains Works Co. Ltd.	China
Rexnord France Holdings SAS	France
Fontaine Europe SAS	France
MCC Deutschland Kette GmbH	Germany
Rexnord Germany Holdings GmbH	Germany
Rexnord Germany Operations GmbH	Germany
Rexnord GmbH	Germany
Rexnord Kette GmbH	Germany
Stephan GmbH	Germany
Fontaine WC Corp. Ltd.	Ireland
Hansen Italia Srl	Italy
Rexnord Flat Top Italy Srl	Italy
Rexnord Italy Holdings Srl	Italy
Rexnord Marbett Srl	Italy
Rexnord Industrial SA de CV	Mexico
Rexnord SA de CV	Mexico
MCC Holding BV	Netherlands
Precision Moulding Components Nederland BV	Netherlands
Rexnord BV	Netherlands
Rexnord Finance BV	Netherlands
Rexnord FlatTop Europe BV	Netherlands
Rexnord Marbett International BV	Netherlands
Rexnord Flat Top Holdings B.V.	Netherlands
Rexnord Netherlands Holdings BV	Netherlands
Rexnord South Africa Pty	South Africa
JBI Holdings Limited	UK
Stephan Drives Ltd.	UK
Zurn Europe Limited	UK
Fontaine UK Ltd	UK
Falk de Venezuela, SA	Venezuela

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